Exhibit 99.1

CIM Commercial Trust Corporation Reports 2021 Third Quarter Results
Dallas—(November 9, 2021) CIM Commercial Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, “CIM Commercial”, or the “Company”), a real estate investment trust (“REIT”), today reported operating results for the three and nine months ended September 30, 2021.
Third Quarter 2021 Highlights
Portfolio
•Same-store(1) office portfolio was 78.2% leased.
•Executed 32,646 square feet of leases with terms longer than 12 months.
Financial Results
•Net loss attributable to common stockholders of $3.2 million, or $0.14 per diluted share.
•Funds from operations (“FFO”) attributable to common stockholders(2) was $1.8 million, or $0.08 per diluted share.
•Core FFO attributable to common stockholders(3) was $2.0 million, or $0.08 per diluted share.
Management Commentary
“We are pleased that our core funds from operations improved to $0.08 per share during the third quarter of 2021, compared to $0.06 per share in the second quarter and a loss of $0.21 per share in the first quarter. The increase from last quarter was primarily driven by improving operating results at our hotel,” said David Thompson, Chief Executive Officer of CIM Commercial.
“As the quarter progressed, we continued to see improved office leasing activity, hotel occupancy and average daily rate. Our hotel occupancy improved to 67% for the quarter, from 48% in the prior quarter. For the full quarter, the property generated net operating income for the first time since the first quarter of 2020. The positive trends continued into October, with occupancy increasing to 77% in the month.
“We have improved our balance sheet and believe we have an opportunity to significantly increase our funds from operations as we evaluate ways to further reduce costs and increase our cash flows on invested capital. We intend to grow the company by leveraging the strength of CIM Group’s platform to acquire cash flowing true creative office, multifamily, retail, parking, in-fill industrial and limited-service hospitality assets in vibrant and improving metropolitan communities. It is our intention that no acquisition will exceed more than 10% of the Company’s gross asset value. We intend to finance these acquisitions with a balance of common equity, preferred equity and debt and we will continue to build the quality of our balance sheet while growing the portfolio.
“We have an attractive portfolio with significant same store growth opportunity, and we may have opportunities to dispose of some of those assets at attractive prices. To the extent that we do so, we will seek to redeploy proceeds in the same profile of assets that we are pursuing with the capital we have raised.”
Third Quarter 2021 Results
Portfolio
As of September 30, 2021, our real estate portfolio consisted of 13 assets, all of which were fee-simple properties. The portfolio included ten office properties and one development site, which is being used as a parking lot, totaling approximately 1.3 million rentable square feet, and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $3.2 million, or $0.14 per diluted share of common stock, for the three months ended September 30, 2021, compared to $9.7 million, or $0.65 per diluted share of common stock, for the same period in 2020.
FFO attributable to common stockholders(2) was $1.8 million, or $0.08 per diluted share of common stock, for the three months ended September 30, 2021, compared to a loss of $4.4 million, or $0.30 per diluted share of common stock, for the same period in 2020.

Core FFO attributable to common stockholders(3) was $2.0 million, or $0.08 per diluted share of common stock, for the three months ended September 30, 2021, compared to a loss of $4.0 million, or $0.27 per diluted share of common stock, for the same period in 2020. The increase in FFO and Core FFO is primarily attributable to an increase in hotel and lending segment net operating income.
Segment Information
Our reportable segments during the three months ended September 30, 2021 and 2020 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Total Segment net operating income (“NOI”)(4) was $13.3 million for the three months ended September 30, 2021, compared to $6.6 million for the same period in 2020.
Office
Same-Store
Same-store(1) office Segment NOI(4) decreased 8.9%, while same-store(1) office Cash NOI(5), excluding lease termination income, decreased 3.3% for the three months ended September 30, 2021 compared to the same period in 2020. The decrease is primarily due to lower revenues at an office property in Los Angeles, California and at an office property in Beverly Hills, California due to decreases in occupancy as compared to the same period in 2020.
At September 30, 2021, the Company’s same-store(1) office portfolio was 77.8% occupied, a decrease of 170 basis points year-over-year on a same-store(1) basis, and 78.2% leased, a decrease of 200 basis points year-over-year on a same-store(1) basis. The annualized rent per occupied square foot(6) on a same-store(1) basis was $52.53 at September 30, 2021 compared to $50.39 at September 30, 2020. During the three months ended September 30, 2021, the Company executed 20,203 square feet of recurring leases at our same-store(1) office portfolio.
Total
Office Segment NOI(4) increased to $7.5 million for the three months ended September 30, 2021, from $7.4 million for the same period in 2020. The increase is primarily due to tax refunds related to prior tax years and adjustments to payroll allocation reimbursements related to certain properties, both of which reduced office expenses for three months ended September 30, 2021, partially offset by the decreases in same-store(1) office Segment NOI(4) as described above.
Hotel
Hotel Segment NOI(4) increased to income of $877,000 for the three months ended September 30, 2021, from a loss of $1.1 million for the same period in 2020, due to an increase in occupancy, average daily rate, and food, beverage, and other sundry hotel services as a result of the easing of government restrictions associated with the COVID-19 pandemic. Monthly occupancy was 62%, 68% and 70% in July, August and September 2021, respectively. The following table sets forth the occupancy, average daily rate and revenue per available room for our hotel for the specified periods:

	Three Months Ended September 30,
	2021	2020
Occupancy	66.6%	24.1%
Average daily rate(1)	$137.29	$120.97
Revenue per available room(2)	$91.46	$29.16
______________________
(1)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(2)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending Segment NOI(4) was $4.9 million for the three months ended September 30, 2021, compared to $269,000 for the same period in 2020. The increase is primarily due to an increase in premium income from the sale of the guaranteed portion of our SBA 7(a) loans, which benefited from an increase in the SBA guaranty support from a maximum of 75% per loan to 90% per loan, a reduction in fees charged in the secondary market and higher market premiums. In addition, there was an increase in interest income resulting from an increase in our average outstanding lending portfolio during the three months ended September 30, 2021 compared to the three months ended September 30, 2020. As a result of the conclusion of the enhanced government support provided by the CARES Act, the SBA guaranty support has now reverted back to 75% from 90% and the reduction of fees charged in the secondary market ended as of October 1, 2020. This will likely cause future loan originations to decline and the premiums achieved on sales of the guaranteed portion of our SBA 7(a) loans to decrease, in each case possibly by a material amount.

Debt and Equity
During the three months ended September 30, 2021, we issued 209,965 shares of Series A Preferred Stock and 25,832 shares of Series D Preferred Stock for aggregate net proceeds of $5.3 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of Series A Preferred Stock and Series D Preferred Stock, such as commissions, dealer manager fees, and other offering fees and expenses. Additionally, during the three months ended September 30, 2021, we paid down $32.0 million on our revolving credit facility.
Dividends
On September 7, 2021, we declared a quarterly cash dividend of $0.0750 per share of our common stock, which was paid on September 29, 2021 to stockholders of record at the close of business on September 17, 2021.
On September 7, 2021, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock or portion thereof for issuances during the second quarter of 2021. The dividend is payable as follows: $0.114583 per share on October 15, 2021, November 15, 2021 and December 15, 2021 to stockholders of record at the close of business on October 5, 2021, November 5, 2021 and December 5, 2021, respectively.
On September 7, 2021, we declared a quarterly cash dividend of $0.35313 per share of our Series D Preferred Stock, or portion thereof for issuances during the second quarter of 2021. The dividend is payable as follows: $0.117708 per share on October 15, 2021, November 15, 2021 and December 15, 2021 to stockholders of record at the close of business on October 5, 2021, November 5, 2021 and December 5, 2021, respectively.
About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO are provided below. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after July 1, 2020; (ii) sold or otherwise removed from our consolidated financial statements on or before September 30, 2021; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on July 1, 2020 and ending on September 30, 2021. When determining our same-store properties as of September 30, 2021, one property was excluded pursuant to (i) and (iii) above and no properties were excluded pursuant to (ii) above.
(2)FFO attributable to common stockholders: represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(3)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(4)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(5)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(6)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT’s plans and objectives relating to future growth and availability of funds. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact, and the winding-down of or termination of governmental assistance programs implemented to address the pandemic, (ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, and (vi) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2020. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable law.
For CIM Commercial Trust Corporation
Media Relations:
Karen Diehl, Diehl Communications, 310-741-9097
karen@diehlcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
ASSETS
Investments in real estate, net	$498,878	$506,040
Cash and cash equivalents	14,552	33,636
Restricted cash	11,593	10,013
Loans receivable, net	94,816	83,135
Accounts receivable, net	2,569	1,737
Deferred rent receivable and charges, net	35,754	35,956
Other intangible assets, net	5,498	6,313
Loan servicing asset, net and other assets	11,360	8,787
TOTAL ASSETS	$675,020	$685,617
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$222,206	$324,313
Accounts payable and accrued expenses	17,027	20,327
Intangible liabilities, net	309	587
Due to related parties	9,423	6,706
Other liabilities	14,918	9,733
Total liabilities	263,883	361,666
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 1,550,884 and 1,548,884 shares issued and outstanding, respectively, as of September 30, 2021 and 2,008,256 and 2,007,856 shares issued and outstanding, respectively, as of December 31, 2020; liquidation preference of $25.00 per share, subject to adjustment	35,632	45,837
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 6,003,054 and 5,821,113 shares issued and outstanding, respectively, as of September 30, 2021 and 4,484,376 and 4,377,762 shares issued and outstanding, respectively, as of December 31, 2020; liquidation preference of $25.00 per share, subject to adjustment	145,093	108,729
Series D cumulative redeemable preferred stock, $0.001 par value; 32,000,000 shares authorized; 56,857 shares issued and outstanding as of September 30, 2021 and 19,145 shares issued and outstanding as of December 31, 2020; liquidation preference of $25.00 per share, subject to adjustment	1,396	473
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 and 5,387,160 shares issued and outstanding, respectively, as of September 30, 2021 and December 31, 2020; liquidation preference of $28.37 per share, subject to adjustment	152,834	152,834
Common stock, $0.001 par value; 900,000,000 shares authorized; 23,369,331 shares issued and outstanding as of September 30, 2021 and 14,827,410 shares issued and outstanding as of December 31, 2020.	24	15
Additional paid-in capital	867,636	794,127
Distributions in excess of earnings	(791,820)	(778,519)
Total stockholders’ equity	375,163	277,659
Noncontrolling interests	342	455
Total equity	375,505	278,114
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$675,020	$685,617

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES:
Rental and other property income	$12,838	$12,897	$39,496	$41,416
Hotel income	5,212	1,525	10,074	10,153
Interest and other income	6,199	2,912	16,231	7,810
	24,249	17,334	65,801	59,379
EXPENSES:
Rental and other property operating	9,958	8,822	27,363	28,829
Asset management and other fees to related parties	2,262	2,387	6,781	7,408
Expense reimbursements to related parties—corporate	533	639	1,592	2,066
Expense reimbursements to related parties—lending segment	55	901	1,219	2,581
Interest	2,185	2,643	7,490	8,706
General and administrative	1,625	1,736	5,393	5,138
Depreciation and amortization	5,061	5,273	15,167	15,728
Loss on early extinguishment of debt	—	281	—	281
	21,679	22,682	65,005	70,737
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	2,570	(5,348)	796	(11,358)
Provision (benefit) for income taxes	946	(18)	2,316	(731)
NET INCOME (LOSS)	1,624	(5,330)	(1,520)	(10,627)
Net (income) loss attributable to noncontrolling interests	—	7	4	1
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	1,624	(5,323)	(1,516)	(10,626)
Redeemable preferred stock dividends declared or accumulated	(4,723)	(4,267)	(13,810)	(13,613)
Redeemable preferred stock deemed dividends	(90)	(87)	(253)	(300)
Redeemable preferred stock redemptions	(27)	(1)	(53)	(67)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,216)	$(9,678)	$(15,632)	$(24,606)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.14)	$(0.65)	$(0.88)	$(1.67)
Diluted	$(0.14)	$(0.65)	$(0.88)	$(1.67)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	23,349	14,805	17,784	14,729
Diluted	23,350	14,805	17,784	14,729

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Numerator:
Net loss attributable to common stockholders	$(3,216)	$(9,678)	$(15,632)	$(24,606)
Depreciation and amortization	5,061	5,273	15,167	15,728
FFO attributable to common stockholders	$1,845	$(4,405)	$(465)	$(8,878)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	(1)
Diluted FFO attributable to common stockholders	$1,845	$(4,405)	$(465)	$(8,879)
Denominator:
Basic weighted average shares of common stock outstanding	23,349	14,805	17,784	14,729
Effect of dilutive securities—contingently issuable shares (a)	3	—	1	—
Diluted weighted average shares and common stock equivalents outstanding	23,352	14,805	17,785	14,729
FFO attributable to common stockholders per share:
Basic	$0.08	$(0.30)	$(0.03)	$(0.60)
Diluted	$0.08	$(0.30)	$(0.03)	$(0.60)
______________________
(a)For the three and nine months ended September 30, 2021 and 2020, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Numerator:
Net loss attributable to common stockholders	$(3,216)	$(9,678)	$(15,632)	$(24,606)
Depreciation and amortization	5,061	5,273	15,167	15,728
FFO attributable to common stockholders	$1,845	$(4,405)	$(465)	$(8,878)
Loss on early extinguishment of debt	—	281	—	281
Redeemable preferred stock redemptions	27	1	53	67
Redeemable preferred stock deemed dividends	90	87	253	300
Core FFO attributable to common stockholders	$1,962	$(4,036)	$(159)	$(8,230)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	(1)
Diluted Core FFO attributable to common stockholders	$1,962	$(4,036)	$(159)	$(8,231)
Denominator:
Basic weighted average shares of common stock outstanding	23,349	14,805	17,784	14,729
Effect of dilutive securities-contingently issuable shares (a)	3	—	1	—
Diluted weighted average shares and common stock equivalents outstanding	23,352	14,805	17,785	14,729
Core FFO attributable to common stockholders per share:
Basic	$0.08	$(0.27)	$(0.01)	$(0.56)
Diluted	$0.08	$(0.27)	$(0.01)	$(0.56)
______________________
(a)For the three and nine months ended September 30, 2021 and 2020, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended September 30, 2021
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$6,963	$728	$7,691	$880	$4,869	$13,440
Cash lease termination income	246	—	246	—	—	246
Cash net operating income (loss)	7,209	728	7,937	880	4,869	13,686
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(320)	—	(320)	(3)	—	(323)
Straight line lease termination income	(104)	—	(104)	—	—	(104)
Segment net operating income (loss)	6,785	728	7,513	877	4,869	13,259
Asset management and other fees to related parties						(2,262)
Expense reimbursements to related parties—corporate						(533)
Interest expense						(2,080)
General and administrative						(753)
Depreciation and amortization						(5,061)
Income before benefit for income taxes						2,570
Provision for income taxes						(946)
Net income						1,624
Net loss attributable to noncontrolling interests						—
Net income attributable to the Company						$1,624

	Three Months Ended September 30, 2020
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total
Cash net operating income (loss) excluding lease termination income	$7,201	$(8)	$7,193	$(1,068)	$269	$6,394
Cash lease termination income	706	—	706	—	—	706
Cash net operating income (loss)	7,907	(8)	7,899	(1,068)	269	7,100
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(431)	—	(431)	(1)	—	(432)
Straight line lease termination income	(26)	—	(26)	—	—	(26)
Segment net operating income (loss)	7,450	(8)	7,442	(1,069)	269	6,642
Interest and other income						62
Asset management and other fees to related parties						(2,387)
Expense reimbursements to related parties—corporate						(639)
Interest expense						(2,473)
General and administrative						(999)
Depreciation and amortization						(5,273)
Loss on early extinguishment of debt						(281)
Loss before provision for income taxes						(5,348)
Provision for income taxes						18
Net loss						(5,330)
Net income attributable to noncontrolling interests						7
Net loss attributable to the Company						$(5,323)